UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

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Worlds Mall, Inc.
(Exact name of Company as specified in its charter)
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Nevada	000-55421	35-2508740
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 Qingnian Road

Luogang District, Guangzhou

Guangdong Province, People’s Republic of China
(Address of principal executive offices) (Zip Code)

(214) 566 8233
Company’s telephone number, including area code

5841 East Charleston Blvd. #230

Las Vegas, NV 89123

(208) 371-8802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Definitive Material Agreement

Stock Purchase Agreement

On December 15, 2015, Worlds Mall Inc. (the “Company”), the majority shareholder of the Company (the “Seller”) and certain buyer (the “Purchaser”) entered into a stock purchase agreement (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Seller, 18,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 82.19% of the issued and outstanding shares of the Company, for an aggregate purchase price of $330,000 (the “Purchase Price”).

The Stock Purchase Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration for the purchase and sale of majority/controlling interest, the process of exchanging the consideration and the effect of the stock purchase and sale. The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant

On December 15, 2015, pursuant to the terms of the Stock Purchase Agreement, Purchasers purchased a total of 18,000,000 shares of the issued and outstanding common stock of the Company, representing 82.19% of the total issued and outstanding stock of the Company, from the Seller, or the majority shareholder of the Company.  In exchange for the controlling shares of the Company, Purchasers agreed to pay the Purchase Price, as referenced in Item 1.01 above.

In connection with the change in control, the Company plans to implement its business plan by acquiring an online finance marketplace or platform based in China that would connect investors and individual borrowers. There is no assurance at this point, however, that such plan will be executed. The Company also changed the location of its executive offices to Qingnian Road, Luogang District, Guangzhou, Guangdong Province, People’s Republic of China . The Company’s new telephone number is (214) 566-8233.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Directors/Officers

Effective immediately upon the Closing of the transaction contemplated in the Stock Purchase Agreement, Thomas Wikstrom tendered his resignation as the President, CEO, CFO, Treasurer, director and from all officer positions held in the Company.

Effective immediately upon the Closing of the transaction contemplated in the Stock Purchase Agreement, Horst Helmrich tendered his resignation as the Secretary and from all officer positions held in the Company.

(b) Appointment of Directors and Officers

Immediately effective upon the closing of the transaction contemplated in the Stock Purchase Agreement, the following person was appointed or elected as the Company’s executive officers and directors. Directors are elected to hold offices until the next annual meeting of shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

Name	Age	Position
Min Huang		President, Chief Executive Officer, Director
Yimin Sun	51	Chief Financial Officer, Secretary, Treasurer and Director

Min Huang, President, Chief Executive Officer, Director (age 51)

Mr. Min Huang has broad business experience in a number of industries. He has been the Founder and President of Lianjiang Solomon Electric Cleaning Tools Co., Ltd. since 1995. Mr. Huang founded Guangzhou Solomon Auto Artificial Intelligence Technology Co., Ltd. in 2002 and has been President and Chairman of the company since. In 2012, Mr. Huang founded Yunlian International Investment Group (HK) Co., Ltd for which he is currently the President. In 2014, Mr. Huang founded Guangzhou Yunlianhui Internet Technology Co., Ltd. and has been the President and Chairman of the Board since. Mr. Huang is also currently serving as the President and Chairman of the Board of Guangdong Solomon Industrial Co., Ltd. and President of Guangdong Yunlian Guoji Investment Management Co., Ltd.

Mr. Huang received his Bachelor degree in Chinese Literature from Sun Yat-Sen University in 1988 and Bachelor degree in Law from Sun Yat-Sen University in 1992.

Yimin Sun, Chief Financial Officer, Secretary, Treasurer and Director (age 37)

An accomplished financier and executive manager, Mr. Sun has worked in large financial institutions for the past 10 years. His areas of expertise are business development, financial planning, budgeting/forecasting, financial modeling, strategic management and executive management. Throughout his career, he has gained experience in the residential mortgage, commercial mortgage, and financial services industries. As a result, he has developed strong working relationships within major lending institutions throughout the world.

Mr. Sun has been the Founder & President of Sino Garden International Development Corp. since 2012. He has also been the Founder & President of Chinese Heritage Brnads International Alliance, a NJ non-profit organization, since 2012. Mr. Sun was Vice President of Corporate Strategy at Lehman Brothers from 2010 to 2012. He has also been the President of Chinese Students and Scholars Association in the Greater New York Area since 2010.

As a Chinese American, Mr. Sun has a vested interest in introducing the Chinese culture and history to the rest of the world. During his MBA study at NYU’s Stern School of Business, he was heavily involved in student activities, elected the president of the Chinese Students and Scholars Association (CSSA) during 2010-2011.

Mr. Sun earned his MBA from New York University’s Stern School of Business and his Bachelor of Science degree in Business Administration from the University of Texas at Dallas. He is a CFA charter holder and a registered member of CFA Institution and New York Society of Security Analysts. He is also currently the president of Chinese Students and Scholars Association in the Greater New York Area.

Family Relationships

There are no family relationships between Mr. Huang and any previous officers or directors of the Company.

There are no family relationships between Mr. Sun and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 15, 2015 by and among the Company, Thomas Wikstrom and Min Huang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDS MALL, INC.

Date: December 21, 2015	By:	/s/ Min Huang
Min Huang
President & Chief Executive Officer